Exhibit 32.1

Section 906 Certification

CERTIFICATION

18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

In connection with this quarterly report of VCampus Corporation on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on or about the date hereof, the undersigned, in his capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.     This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of VCampus Corporation as of, and for, the periods presented in this report.

Date:	November 14, 2005

/s/ NARASIMHAN P. KANNAN
Narasimhan P. Kannan
Chief Executive Officer

The foregoing report is being furnished solely pursuant to 18 U.S.C. Section 1350 as is not being filed as part of this report.